AGREEMENT

The Agreement (the “Agreement”) is between NutraFuels, Inc. (the “Company”) and Nicole Archon (the “Employee”) and made on October 30, 2017.

RECITALS:

WHEREAS, the Employee has rendered valuable services to the Company.

WHEREAS, the Company desires to award the Employee certain of its common shares for the services she rendered to the Company.

WHEREAS, the Employee desires to receive the Shares as compensation as set forth herein.

NOW, THEREFORE, in consideration of the promises and mutual agreements herein set forth, the parties hereby agree as follows:

1. The term (the “Term”) of employment of Employee by the Company was December 1, 2016 through December 1, 2017.

2. The Company shall pay to Employee one million shares (1,000,000) of common stock as payment for the services which upon issuance on December 1, 2016 were validly issued fully paid and non-assessible shares.

3. Employee acknowledges she is not owed any additional compensation for the period of the Term.

Agreed and accepted.

NutraFuels, Inc.

By: /s/ Edgar Ward

    Edgar Ward, Chief Employee Officer

Employee

By: /s/ Nicole Archon

     Nicole Archon